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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported):    September 28, 1998


                      SPATIALIZER AUDIO LABORATORIES, INC.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                            33-90532                          95-4484725
(State or Other Jurisdiction            (Commission                       (IRS Employer
     of Incorporation)                   File Number)                     Identification No.)


20700 Ventura Boulevard, Suite 134, Woodland Hills, California              91364
                  (Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code   (818) 227-3370


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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         This filing amends the previously filed Form 8-K, dated September 25, 1998 (the "Form 8-K") of Spatializer Audio Laboratories, Inc. (the "Registrant").

         Effective September 28, 1998, by mutual agreement between the Registrant and KPMG Peat Marwick LLP ("KPMG"), the Registrant accepted KPMG's resignation as its auditor. The Executive Committee of the Board of Directors received such resignation and approved the mutual termination. The resignation did not arise from any disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial disclosure or auditing scope or procedures. The audit reports of KPMG on the consolidated financial statements of Spatializer Audio Laboratories, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, did not contain any advise or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles. In light of the reduction in business staffing and curtailment of costs by the Registrant, as described in Item 5 of the Form 8-K, the Registrant is undertaking to engage a new independent accountant on a fee structure that is compatible with the reduced operations. A copy of the letter from KPMG confirming the matters described above (previously not included in the Form 8-K) is attached as Exhibit A.

         No other change to the Form 8-K is effected by this Amendment.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Spatializer Audio Laboratories, Inc.
                                           Registrant

Date:    October 27, 1998                  By:    /s/ Henry R. Mandell
                                               -------------------------------
                                               Henry R. Mandell, Interim Chief
                                               Executive Officer





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